CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 and in the Prospectus included therein of our reports dated February 20, 1999 (March 24, 1999 as to Note 7) on our audits of the financial statements as of January 2, 1999 and January 3, 1998 and for each of the three fiscal years in the period ended January 2, 1999 and the supplemental financial schedule, which reports are included in the Form 10-K of Decorator Industries, Inc. for the fiscal year ended January 2, 1999 and to the reference to us in "EXPERTS" in the Prospectus.

We also consent to the filing hereof, with the Securities and Exchange Commission, as an exhibit to the Registration Statement.


                                                 /s/ Louis Plung & Company, LLP
                                                 ------------------------------
                                                 LOUIS PLUNG & COMPANY, LLP


October 11, 1999